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                                   Exhibit 23


CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated April 9, 2002 accompanying the consolidated financial statements and schedule included in the Annual Report of National Auto Credit, Inc. and Subsidiaries on Form 10-K for the year ended January 31, 2002. We hereby consent to the incorporation by reference of said reports in the Registration Statements of National Auto Credit, Inc. on Forms S-8 (File No. 2-93984, effective October 1, 1987, File No. 33-51727, effective December 28, 1993, and File No. 33-58579, effective May 31, 1995).

/s/Grant Thornton, LLP
Cleveland, Ohio
May 10, 2002